Exhibit 99.1

NEWS FROM SEI

Company Contact:

Dana Grosser

610-676-2459

dgrosser@seic.com

Pages:         1

FOR IMMEDIATE RELEASE

SEI DECLARES $.10 PER SHARE DIVIDEND

OAKS, Pa., May 25, 2010 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) today declared a dividend of $.10 (ten cents) per share. The cash dividend will be payable to shareholders of record on June 23, 2010 with a payment date of June 28, 2010.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of March 31, 2010, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $394 billion in mutual fund and pooled assets and manages $162 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from numerous offices worldwide. For more information, visit www.seic.com.

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